United States

Securities And Exchange Commission

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Superstar Platforms Inc.

(Exact name of registrant as specified in its charter)

Nevada	I.R.S. Employer
(State or other jurisdiction of incorporation or organization)	01-0741042

586 Cobb Parkway S Suite 900 Marietta, GA	30060
(Address of principal executive offices)	(Zip Code)

(650-228-0680)

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large, accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Amendment No. 1 to the Form 10 Registration Statement originally filed with the Securities and Exchange Commission on May 1, 2025 is being filed solely to correct the telephone number of the registrant as disclosed on the cover page of the Form 10.

No other changes have been made to the Original Filing. This Amendment does not update or modify any other disclosures in the Original Filing and does not reflect events occurring after the Original Filing date.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SUPERSTAR PLATFORMS INC.

By:	/s/ Michael Farr

Name:	Michael Farr

Title:	Chief Executive Officer

Date:	May 2, 2025